UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2012

FS Investment Corporation II

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-00926 (Commission File Number)	80-0741103 (I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania (Address of principal executive offices)	19104 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On June 20, 2012, the board of directors of FS Investment Corporation II (the “Company”) declared its first regular semi-monthly cash distribution of $0.030208 per share.  The distribution will be paid on June 29, 2012 to stockholders of record on June 28, 2012.

A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

On June 18, 2012, in connection with a private placement (the “Private Placement”) of the Company’s shares of common stock, par value $0.001 per share, to members of the Company’s board of directors and individuals and entities affiliated with the Company’s investment adviser and investment sub-adviser, the Company issued an aggregate of approximately 2,043,933 shares of its common stock at a price of $9.00 per share for aggregate proceeds of approximately $18.4 million.  The issuance of shares of the Company’s common stock in the Private Placement was conditioned upon the Company raising in excess of $2.5 million in proceeds in its public offering from persons not affiliated with the Company or the Company’s investment adviser.

The Private Placement did not involve a public offering and is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(a)(2) of the Act and pursuant to Rule 506 of Regulation D promulgated thereunder.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release dated June 21, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation II

Date:	June 21, 2012	By:	/s/ Michael C. Forman
Michael C. Forman
President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release dated June 21, 2012.